Exhibit 99.1

Release: Immediate

Martin Ellen to Become CFO of Dr Pepper Snapple Group;

Aldo Pagliari Named Successor as Snap-on CFO

KENOSHA, Wis. — February 16, 2010 — Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, diagnostics, equipment, software and service solutions for professional users, today announced that Martin M. Ellen, senior vice president – finance and chief financial officer, is resigning from Snap-on to become executive vice president and chief financial officer of Dr Pepper Snapple Group, Inc. (NYSE: DPS), the leading producer of flavored beverages in North America and the Caribbean with 2008 net sales of $5.7 billion. To allow for an appropriate transition, Mr. Ellen will remain as Snap-on’s chief financial officer until March 31, 2010. Effective the same date, Aldo J. Pagliari, currently president – Snap-on Equipment, and formerly group controller/director of finance for the Snap-on Commercial and Industrial Group, will succeed Mr. Ellen as Snap-on’s senior vice president – finance and chief financial officer.

“Since joining Snap-on in 2002, Marty has made significant contributions to the organization and has been instrumental in driving our operating improvements, building a strong global finance team and leading our financial strategy development and execution,” said Nick Pinchuk, Snap-on’s chairman and chief executive officer. “This is an extraordinary opportunity for Marty and we wish him much success.

“Aldo brings over 30 years of experience in the areas of finance, operations, corporate strategy and business development to his new role as chief financial officer,” Pinchuk continued. “In his eight years at Snap-on, he has played a significant role in leading our progress, established a strong record of achievement and gained a deep understanding of the company’s global operations and strategies. The Snap-on finance organization, of which Aldo was previously a part as group controller/director of finance for the Commercial & Industrial Group, is strong and well-disciplined and has made important contributions to the Company’s improvement. I’m confident of Aldo’s ability to successfully lead that team.”

Since 2007, Mr. Pagliari, 55, has been responsible for Snap-on Equipment’s worldwide businesses including sales, service, marketing, manufacturing, finance and product development. Previously, he held the position of senior vice president – Commercial & Industrial, with responsibility for the Group’s global financial operations. Mr. Pagliari joined Snap-on in 2002 from United Technologies as group controller/director of finance and planning for the Commercial & Industrial Group. At United Technologies, he held several senior posts through the worldwide finance and business development organization, including responsibilities involving European, Latin American, and Asia-Pacific arenas. Mr. Pagliari holds a Master of Business Administration from Syracuse University and a Bachelor of Science in Mineral Economics from Pennsylvania State University. He is also a certified public accountant.

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About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, diagnostics, equipment, software and service solutions for professional users. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as customers in industry, government, agriculture, aviation and natural resources. Products and services are sold through the company’s franchisee, company-direct, distributor and Internet channels. Founded in 1920, Snap-on is a $2.4 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 3, 2009, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Caution Regarding Forward-Looking Statements” in its fiscal 2009 Quarterly Reports on Form 10-Q, which are incorporated herein by reference. Snap-on-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

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For additional information, please visit www.snapon.com or contact:

Investors:	Media:
Leslie Kratcoski	Richard Secor
262/656-6121	262/656-5561